Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

UNDER 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, A. Stone Douglass, the Chief Executive Officer and Acting Chief Financial Officer of Orange 21 Inc. (the “Company”), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2010 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2010

By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)